EXHIBIT 10.17


         AMENDED AND RESTATED NOTE THIS AMENDED AND RESTATED NOTE AMENDS AND RESTATES A PERCENTAGE PORTION OF THAT CERTAIN PROMISSORY NOTE DATED OCTOBER 2, 1997 IN THE PRINCIPAL AMOUNT OF $1,190,000 FROM
             IFS INTERNATIONAL, INC. TO KEYBANK NATIONAL ASSOCIATION

$581,442.00                                                       April 15, 1999
                                                                Albany, New York


         For value received, IFS INTERNATIONAL, INC., a New York business corporation with an office and its principal place of business located at 300 Jordan Road, Troy, New York 12180, (the "Borrower") promises to pay to the order of HUDSON RIVER BANK & TRUST COMPANY, a domestic banking corporation with an office and its principal place of business located at One Hudson City Center, Hudson, New York 12534 (the "Lender"), or at such other place as Lender may from time to time designate, the principal sum of FIVE HUNDRED EIGHTY ONE THOUSAND FOUR HUNDRED AND FOURTY TWO AND NO/100 ($581,442.00) DOLLARS, with interest, in the following manner:

         On May 1, 1999 a payment of accrued interest at the Note Rate (as hereinafter defined) shall be due and owing. On June 1, 1999 and on the first calendar day of each month thereafter during the term hereof, through and including March 1, 2009, the Borrower shall make payments of interest at the Note Rate together with payments of principal calculated in accordance with a twenty (20) year amortization schedule. In addition, the entire unpaid principal balance hereof, together with accrued interest thereon and accrued late charges, if any, and all other sums due hereunder and under the Mortgage (as hereinafter defined), shall be finally due and payable on April 1, 2009 (the "Maturity Date").

         The Note Rate shall, from the date hereof through April 14, 2004, be equal, at all times, to eight percent (8.00%). The Note Rate shall be adjusted on and as of April 15, 2004 (a "Change Date") to be equal to the weekly average yield to an investor on United States Treasury Securities, adjusted to a constant maturity of five (5) years, published and made available by the Federal Reserve Board in Statistical Release H.15 (519) on a weekly basis (the "Index"), plus three percent (3.00%) as of the most recent publication of the Index prior to each Change Date.

         All payments hereunder shall be applied first to the payment of accrued late payments, if any, then to the payment of interest at the aforesaid rate on the principal amount remaining unpaid and the balance, if any, shall be applied in reduction of principal.

         Interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed and shall accrue from the date of advance of funds until receipt of payment by Lender.

         The Borrower shall have the option of paying the principal sum hereof in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least thirty (30) days prior to making such payment, provided, however, that in the event said prepayment is made prior to April 15, 2004, the Borrower shall pay to the Lender a premium equal to one (1%) percent of the principal repaid.

         In the event that any payment required by this Note on account of the terms hereof, by acceleration, maturity or otherwise shall become overdue for a period in excess of ten (10) days a "late charge" of ten cents ($.10) for each dollar ($1.00) so overdue may be charged by the holder hereof for the purpose of defraying the expense incident to handling such delinquent payment.

         The Borrower agrees that in the event of the happening of any one or more of the following: (1) the breach of any of the covenants and agreements contained in this Note or in the Note and Mortgage Modification, Spreader, Extension and Security Agreement dated of even date herewith, by and among the Borrower, the Lender, Town of North Greenbush Industrial Development Agency with consent from Renssselaer Polytechnic Institute (the "Mortgage") which secures this Note or any other agreement by and between the Borrower and the Lender; (2) the occurrence of an Event of Default as defined in the Mortgage; (3) the dissolution of the Borrower; (4) any petition of bankruptcy being filed by or against the Borrower or any guarantor hereof; (5) the making by the Borrower or any guarantor hereof of an assignment for the benefit of creditors; or (6) the sale or other conveyance of any portion of the premises which are the subject of the Mortgage, then the whole of the principal sum or any part thereof, and of other sums of money secured by the Mortgage shall, forthwith or thereafter, at the option of the Lender, become immediately due and payable without demand or notice, and all of the covenants, agreements, terms and conditions of the Mortgage are hereby incorporated herein with the same force and effect as if herein set forth at length.

         Notwithstanding anything to the contrary herein contained, to the extent that the total amount of interest received in any year exceeds the maximum rate permitted by law, then the amount so determined to be in excess shall be applied in reduction of principal of this Note.

         This Note is secured by, among other things, the Mortgage, which consolidates mortgages given or assigned to the Lender on the real property described therein.

         This Note may not be changed or terminated orally.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         If this Note is placed with an attorney for collection, the Borrower shall pay all reasonable attorney's fees and expenses incurred by Lender in connection therewith.

         IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first above written.


                                         IFS INTERNATIONAL, INC.



                                         By:___________________________
                                         Its:___________________________



STATE OF NEW YORK )
                                    ) SS.:
COUNTY OF                           )

         On this __ day of April, 1999, before me personally came __________________, to me known, who being by me duly sworn, did depose and say that he resides at __________________________, New York, that he is the _________________ of IFS INTERNATIONAL, INC., the corporation described in and which executed the foregoing instrument, and he acknowledged that he signed his name thereto by order of the Board of Directors of said corporation.

                                        --------------------------------
                                        Notary Public